                                                                    EXHIBIT 99.4

                            MASTER REFERRAL AGREEMENT

            This Master Referral Agreement (this "AGREEMENT") is made and entered into as of the 12th day of July, 2004 to be effective as of the Effective Time (as defined in the Merger Agreement (as defined herein)) by and between Bank of America, N.A., a national banking association with its principal office located at 100 North Tryon Street, Charlotte, North Carolina 28255 ("BUYER"), and National City Corporation, a Delaware corporation with its principal office located at 1900 East Ninth Street, Cleveland, Ohio 44114 ("NCC").

      WHEREAS, concurrently with the execution of this Agreement, Bank of America Corporation, a Delaware corporation ("PARENT"), Monarch Acquisition, Inc. ("MONARCH"), an Ohio corporation and wholly owned indirect subsidiary of Parent, and National Processing, Inc., an Ohio corporation ("NPI"), are entering into an Agreement and Plan of Merger (the "MERGER AGREEMENT"), pursuant to which Monarch is merging into NPI and NPI is becoming an indirect wholly owned subsidiary of Parent as further described therein; and

      WHEREAS, BUYER is in the business of providing services to merchants and banks consisting of the authorization, processing and settlement of transactions initiated by customers of such merchants and banks through the use of charge cards ("MERCHANT SERVICES"); and

      WHEREAS, NCC is a financial holding company which now owns or has a controlling interest in, and in the future will own or have a controlling interest in, various commercial banks or insured depository institutions (individually a "BANK" and collectively the "BANKS") which could avail themselves, and whose business customers or merchants could avail themselves, of BUYER's Merchant Services; and

      WHEREAS, BUYER and NCC desire to enter into a business arrangement which will facilitate and encourage the use of BUYER's Merchant Services by the Banks and business customers of the Banks.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. MARKETING AGREEMENTS. As soon as practicable after the date this Agreement is fully executed, but in no event later than the Effective Time, NCC shall cause each of the Banks which it owns as of the Effective Time to enter into a Marketing and Cash Advance Agreement ("MARKETING AGREEMENT") with BUYER in a form substantially similar to the form of Marketing Agreement attached hereto as Exhibit A. Schedule 1, attached to this Agreement, lists the Banks owned by NCC as of the date this Agreement is fully executed and will be amended by NCC from time to time during the term of this Agreement as NCC's ownership of Banks changes. NCC will provide BUYER with written notice of any change to Schedule 1 within sixty (60) days following such a change. If and as NCC acquires additional Banks during the term of this Agreement, NCC shall cause each such Bank to enter into a Marketing Agreement with BUYER. As allowed by the Rules (as defined in the Marketing Agreement), BUYER agrees to enter into Marketing Agreements with any NCC affiliate in substantially the same form as Exhibit A. NCC agrees that in no event shall NCC allow an affiliate to enter into a contractual arrangement to refer customers to a provider of Merchant Services other than BUYER.

2. NEW FUNCTIONALITY. Prior to BUYER's rollout of any new functionality of Merchant Services or equipment, BUYER shall provide NCC with notice of the same and the opportunity to determine and select, with BUYER's approval, those Merchants (as such term is defined in the Marketing Agreement) who would be best suited for testing and rollout of such new functionality or equipment.

3. PRIOR COMMITMENTS. NCC represents and warrants to BUYER that, as of the date this Agreement is fully executed, neither NCC nor its Banks has any contractual arrangements to refer customers to a provider of Merchant Services ("PREVIOUS MERCHANT AGREEMENTS"), except as set forth on Schedule 3 attached hereto. If any Bank has as of the Effective Time (or, with respect to Banks hereafter acquired by NCC, then has) a Previous Merchant Agreement with a party other than BUYER, then NCC shall not be obligated to cause such Bank to enter into a Marketing Agreement with BUYER during the term of such Previous Merchant Agreement except as provided in this Section 3. In the event the Bank can terminate the Previous Merchant Agreement without Penalty, Bank will do so and will enter into a Marketing Agreement as provided herein. For the purposes of this Section 3, the term "PENALTY" includes all financial penalties, including, but not limited to, early termination penalties and Reduction in the Spread paid to Bank, as provided in the Previous Merchant Agreement and as disclosed to BUYER by NCC. "REDUCTION IN THE SPREAD" means a decrease in or loss of the fees paid for Spread under a Marketing Agreement with BUYER in comparison with the fees paid for Spread under the Previous Merchant Agreement for merchants under the Previous Merchant Agreement, and excludes any Reduction in the Spread as it relates to future customer referrals. In the event the Bank cannot terminate the Previous Merchant Agreement without Penalty, NCC will provide a notice to BUYER stating the specific amounts and effects of the Penalties involved in terminating the Previous Merchant Agreement, such notice to include the next natural termination date of such agreement without Penalty. In such event, BUYER may choose within sixty (60) days following BUYER's receipt of such notice to pay the Penalty, make other arrangements or both with the result that Bank will not suffer a Penalty in terminating its Previous Merchant Agreement. BUYER'S offer to make such a payment or offer such other terms shall be in BUYER'S sole discretion. In the event BUYER determines to make such an offer, NCC shall direct Bank to cooperate with BUYER in terminating such Pervious Merchant Agreement. In any event, NCC will direct each Bank to exercise its first opportunity to terminate any Previous Merchant Agreement without Penalty. Upon termination or expiration of a Previous Merchant Agreement, NCC shall direct a Bank to enter into a Marketing Agreement with BUYER. Notwithstanding the foregoing, the parties agree that all Banks subject to Previous Merchant Agreements with National Processing Company, LLC or its subsidiaries will be released from their obligations under such agreements as of the Effective Time, provided each such Bank has entered into a Marketing Agreement with BUYER as of the Effective Time.

4. MERGERS OF BANKS. In the event of a merger or consolidation of two or more Banks, or the consolidation of branches owned or formerly owned by different Banks, NCC shall be entitled to exercise its discretion, in good faith, in determining which, if any, branches remain subject to a Previous Merchant Agreement. NCC agrees to consult with BUYER, upon BUYER's request, in the process of making such determination. NCC shall notify BUYER of any such determination, and BUYER shall be bound thereby; provided, however, the provisions of Section 3 above relating to the termination or buy-out of such Previous Merchant Agreement shall apply with respect to any such branch. In no event will NCC, following the date this Agreement is fully executed merge any of its Banks into an entity with a Previous Merchant Agreement if, as a result of such merger, the Bankcard Transaction Sales Volume from Banks to BUYER decreases by more than five percent (5%) in the aggregate.

5. FEES. Fees payable by BUYER to NCC pursuant to this Agreement are set forth in Exhibit B attached hereto.

6.    TERMS, TERMINATION AND EFFECTS OF TERMINATION.

      (a) The initial term of this Agreement shall commence at the Effective Time and shall continue for a period of ten (10) Years unless sooner terminated pursuant to the terms of this Agreement. Upon the expiration of such initial term, this Agreement shall automatically renew for successive two-Year terms unless terminated by either party upon written notice to the other party at least one (1) Year prior to the expiration of the initial term or any renewal term. Termination pursuant to this paragraph 6(a) shall be effective upon expiration of the then-current term. Following the termination of this Agreement pursuant to this Section 6(a), BUYER's sole payment obligation pursuant to this Agreement shall be to continue to pay NCC the Standard Spread set forth on Exhibit B.

      (b) This Agreement may be terminated by the non-breaching party at any time for the breaching party's Breach of this Agreement. The non-breaching party shall provide written notice of such Breach (the "BREACH NOTICE") to the breaching party. Termination pursuant to this Section 6(b) shall become effective on the later of one hundred (120) days following the date of the breaching party's receipt of the Breach Notice or the termination date specified in the Breach Notice. As used herein, "BREACH" means the occurrence, during the term of this Agreement, of any of the following events that are not cured within thirty (30) days following the breaching party's receipt of the Breach Notice:

      (i) A party has materially violated any material provision of this Agreement; (ii) any material information which a party provided was false, incomplete or misleading when received; (iii) a party is unwilling to perform fully its obligations under this Agreement or any applicable laws;
      (iv) a party has willfully failed to promptly perform or discharge any material obligation under this Agreement; (v) any of a party's representations or warranties related to this Agreement was materially untrue or inaccurate when given; or (vi) a petition in bankruptcy has been filed by or against a party, a party is generally unable to pay its debts as they become due or a party is placed in receivership.

If this Agreement is terminated by BUYER due to NCC's Breach for the events defined in Sections 6(b)(i) through 6(b)(v), inclusive, BUYER's obligations to pay the Standard Spread and/or the Reduced Spread set forth on Exhibit B shall terminate on the effective termination date of this Agreement. In addition, prior to or on the effective date of termination of this Agreement by BUYER due to NCC's Breach for the events defined in Sections 6(b)(i) through 6(b)(v), inclusive, NCC shall pay BUYER, in a lump sum payment, the Termination Fee set forth on Exhibit B that corresponds to the Year in which the effective termination date of this Agreement falls.

If this Agreement is terminated by BUYER due to NCC's Breach for the event defined in Section 6(b)(vi), BUYER's sole payment obligation pursuant to this Agreement following this termination of this Agreement shall be to continue to pay NCC the Standard Spread set forth on Exhibit B.

If this Agreement is terminated by NCC pursuant to this Section 6(b), BUYER's sole payment obligation pursuant to this Agreement following the termination of this Agreement pursuant to this Section 6(b) shall be to continue to pay the Standard Spread set forth on Exhibit B.

      (c) If NCC undergoes a Change in Control, then, NCC may terminate this Agreement as set forth herein. For NCC's termination pursuant to this Section 6(c) to be effective, NCC must provide BUYER with written notice (i) of its election to exercise its termination right under this Section 6(c) within one hundred eighty (180) days of a Change of Control, and (ii) of the effective termination date of this Agreement, which shall be the later of the date which is (x) one hundred twenty (120) days after BUYER's receipt of such notice, (y) the termination date set forth in such notice or (z) the third (3rd) anniversary of the Effective Time. BUYER's sole payment obligation pursuant to this Agreement following such effective termination date pursuant to this Section 6(c) shall be to continue to pay the Standard Spread set forth on Exhibit B. In addition, prior to or on the effective date of termination of this Agreement pursuant to this Section 6(c), NCC shall pay BUYER, in a lump sum payment, the Termination Fee set forth on Exhibit B that corresponds to the Year in which the effective termination date of this Agreement falls.

      As used herein, "CHANGE IN CONTROL" means the occurrence during the term of this Agreement of either of the following events:

            (i) NCC is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than fifty percent of the combined voting power of the then-outstanding securities of such resulting corporation or person immediately after such transaction are held in the aggregate by the holders of voting stock of NCC immediately prior to such transaction; or

            (ii) NCC sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person; or

            (iii) NCC makes a filing with the Securities and Exchange Commission announcing a specific intended Change in Control as described in clauses
      (i) or (ii) above.

      (d) This Agreement may be terminated for convenience by NCC any time after the third Year of this Agreement, for any reason or for no reason, by written notice to the BUYER. Termination pursuant to this Section 6(d) shall become effective on the later of ninety (90) days from the date of delivery of such notice or the termination date specified in such notice.

      If NCC terminates this Agreement pursuant to this Section 6(d), BUYER's obligations to pay the Standard Spread and/or the Reduced Spread will terminate on the effective date of termination of this Agreement. Lastly, prior to or on the effective date of termination of this Agreement pursuant to this Section 6(d), NCC shall pay BUYER, in a lump sum payment, the Termination Fee set forth on Exhibit B that corresponds to the Year in which the effective termination date of this Agreement falls.

      (e) If BUYER acquires any entity that has a contractual arrangement with another party that conflicts with the transactions contemplated by this Agreement, then BUYER may terminate this Agreement as set forth herein. For BUYER's termination pursuant to this Section 6(e) to be effective, BUYER must provide NCC with written notice (i) of its election to exercise its termination right under this Section 6(e) within one hundred eighty (180) days of BUYER's acquisition of any entity that has a contractual arrangement with another party that conflicts with the transactions contemplated by this Agreement, and (ii) of the effective termination date of this Agreement, which shall be the later of the date which is (x) one hundred twenty (120) days after NCC's receipt of such notice or (y) the termination date set forth in such notice.

      If BUYER terminates this Agreement pursuant to this Section 6(e), BUYER's sole payment obligation pursuant to this Agreement following the effective date of termination of this Agreement shall be to pay to NCC: (i) the continuing Standard Spread; (ii) any actual, reasonable and direct damages NCC may suffer as a result of such termination (in no event shall BUYER be responsible for incidental, indirect, special, exemplary or consequential damages, even if the parties knew about the possibility of these damages and if the parties are unable to agree upon the actual and reasonable damages to NCC, the parties shall follow the dispute resolution procedure set forth in Section 13); and (iii) in a lump sum payment, One Million Dollars ($1,000,000) prior to or on the effective termination date of this Agreement in consideration of NCC's immeasurable and incidental costs associated with BUYER's early termination of this Agreement. The parties hereto agree that the lump sum payment referred to in the preceding sentence represents liquidated damages and does not constitute a penalty.

      (f) Upon termination of this Agreement by (i) BUYER due to NCC's Breach for the events defined in Sections 6(b)(i) through 6(b)(v), inclusive, (ii) NCC in accordance with Section 6(c) or (iii) NCC in accordance with Section 6(d), NCC, together with its respective affiliates, covenants and agrees that they will not, directly or indirectly, on behalf of themselves or any person or entity, contact, divert, take away or solicit, for the purpose of providing Merchant Services thereto in the United States, for a period of two (2) years after the effective date of the termination of this Agreement, any Merchant who has been referred to BUYER pursuant to this Agreement or a Marketing Agreement.

      (g) The parties agree that the rates for fees under this Agreement were determined by mutual agreement based upon certain minimum requirements of processing activity and the length of the initial term of this Agreement. NCC acknowledges that without the certainty of the revenue during the initial term of this Agreement, BUYER would have been unwilling to provide the Referral Incentive Fees, the Standard Spread and the Reduced Spread as set forth on Exhibit B. The parties agree that it would be difficult or impossible to ascertain the amount of or to prove BUYER's actual damages in the event of a termination of this Agreement before the expiration of the initial term. In addition the parties agree that the payment of the Termination Fee by NCC pursuant to termination of this Agreement by (i) BUYER as set forth in Section 6(b), (ii) NCC as set forth in Section 6(c), and
(iii) NCC as set forth in Section 6(d) is the true intention of the parties and is not unconscionable, unreasonable or disproportionate to the actual damages BUYER would suffer in the event of a termination of this Agreement before the expiration of the initial term. The parties further agree the Termination Fee set forth on Exhibit B is a reasonable estimation of the actual damages BUYER would suffer if this Agreement were terminated in any given Year of the initial term of this Agreement. The parties acknowledge and agree, after taking into account the terms of this Agreement, that the Termination Fee set forth on Exhibit B is liquidated damages that represents a reasonable and genuine estimate of the actual damages BUYER would suffer in the event of early termination of this Agreement and does not constitute a penalty.

      (h) Except as otherwise set forth herein, upon the effective termination date of this Agreement or the expiration date of this Agreement, BUYER's payment obligations set forth on Exhibit B shall cease.

7. AMENDMENTS. No provision of this Agreement may be amended, modified or waived except by a written agreement signed by BUYER and NCC.

8. WAIVER. No term or provision of this Agreement shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other party, whether express or implied, shall not constitute a consent to, waiver of or excuse for any different or subsequent breach.

9. ASSIGNMENT. Neither party may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, either party may assign this Agreement to a parent, subsidiary or other affiliate without the consent of the other party. Any assignment in violation of this Section 9 shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

10.   INDEMNIFICATION AND REIMBURSEMENT.

      (a) Indemnification by NCC. NCC shall indemnify, defend and hold harmless BUYER and its officers, directors, employees and permitted assigns from and against any loss, liability, action, proceeding, damage, fine, penalty or expense (including administrative costs and expenses, attorneys' fees and costs of defense) suffered or incurred by any of them as a result of (i) any action or inaction taken by NCC in breach of this Agreement, (ii) any warranty or representation made by NCC to BUYER being false or misleading, (iii) any representation or warranty made by NCC to any third person other than as specifically authorized by this Agreement or (iv) any failure by NCC to comply with the Rules (as defined in the Marketing Agreement) or any applicable rules, regulations, orders or requirements of any regulatory authority.

      (b) Indemnification by BUYER. BUYER shall indemnify, defend and hold harmless NCC and its officers, directors, employees and permitted assigns from and against any loss, liability, action, proceeding, damage, fine, penalty or expense (including administrative costs and expenses, attorneys' fees and costs of defense) suffered or incurred by any of them as a result of (i) any action or inaction taken by BUYER in breach of this Agreement, (ii) any warranty or representation made by BUYER to NCC being false or misleading, (iii) any representation or warranty made by BUYER to any third person other than as specifically authorized by this Agreement or (iv) any failure by BUYER to comply with the Rules or any applicable rules, regulations, orders or requirements of any regulatory authority.

11. NOTICES. Except as otherwise provided in this Agreement, any notice or other communication hereunder must be given in writing and either (a) delivered in person or by courier service, (b) transmitted by facsimile, provided, that any notice so given is also sent for delivery as provided in clause (a), or mailed as provided in clause (c), or (c) mailed by certified or registered mail, postage prepaid, as follows:

      If to BUYER, to:

            Bank of America, N.A.
            100 North Tryon Street
            NC1-007-20-01
            Charlotte, North Carolina 28255
            Telecopy No.: (704) 386-0181
            Attention: General Counsel

      with a copy to:

            Bank of America
            555 California Street, 8th Floor
            CA5-705-08-01
            San Francisco, California 94137
            Telecopy No.: (415) 622-8179
            Attention: Meg Troughton, Assistant General Counsel

      with a copy (which shall not constitute notice) to:

            Helms Mulliss & Wicker, PLLC
            201 North Tryon Street
            Charlotte, North Carolina 28202
            Telecopy No.: (704) 343-2300
            Attention: Boyd C. Campbell

      If to NCC:

            National City Corporation
            1900 East Ninth Street
            Cleveland, Ohio 44114
            Telecopy No.: (216) 222-2336
            Attention: General Counsel

      with a copy (which shall not constitute notice) to:

            Jones Day
            North Point
            901 Lakeside Avenue
            Cleveland, Ohio 44114
            Telecopy No.: (216) 579-0212
            Attention: Lyle G. Ganske

or to such other address or to such other person as any party shall have last designated by such written notice to the other parties. Each such notice or other communication shall be effective (i) if given by facsimile, when transmitted to the applicable number so specified in this Section 11 and oral confirmation of its receipt is received, or (ii) if given by any other means, when actually received at such address.

12. SEVERABILITY. The invalidity of any Section or subsection hereof shall not affect the validity of any other Section or subsection hereof.

13. DISPUTES. Any disputes arising under this Agreement shall be elevated by both parties to at least a level of Senior Vice President.

14. ARBITRATION AND WAIVER OF JURY TRIAL. In the event any dispute is not resolved in accordance pursuant to Section 13 above, any claim or controversy ("CLAIM") between the parties, whether arising in contract or tort or by statute including, but not limited to, Claims resulting from or relating to this Agreement shall, upon the request of either party, be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, US Code). Arbitration proceedings will be conducted in accordance with the applicable rules for the arbitration of disputes of JAMS or any successor thereof. The arbitration will be conducted in Cleveland, Ohio or Louisville, Kentucky. The arbitration hearing will commence within 90 days of the demand for arbitration and close within 90 days of commencement, and any award, which may include legal fees, shall be issued (with a brief written statement of the reasons therefore) within 30 days of the close of the hearing. Any dispute concerning whether a Claim is arbitrable or barred by the statute of limitations will be determination by the arbitrator. This arbitration provision is not intended to limit the right of any party to exercise self-help remedies, to seek and obtain interim or provisional relief of any kind or to initiate judicial or non-judicial foreclosure against any real or personal property collateral. By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any

Claim. Furthermore, if for any reason a Claim is not arbitrated, the parties irrevocably and voluntarily agree to waive any right to a trial by jury in respect of such Claim.

15. COUNTERPARTS. This Agreement may be executed by NCC and BUYER in one or more counterparts, and each of which when so executed shall be an original but all such counterparts shall constitute one and the same instrument.

16. PUBLICITY. BUYER and NCC each shall consult with the other and will not, without obtaining the prior written consent of the other, issue any press releases relating to this Agreement or the transactions contemplated by this Agreement.

17. CONFIDENTIAL INFORMATION. Each party will treat as strictly confidential the terms of this Agreement and all information concerning the other party's marketing plans, marketing data, pricing and related material with the party received in connection with this Agreement (collectively, the "CONFIDENTIAL INFORMATION"). Each party will ensure that any agent whom such party employs or retains to work with Confidential Information will adhere to this restriction of non-disclosure. Notwithstanding the foregoing, Confidential Information does not include any information that (i) has become generally available in the public domain other than through a disclosure by a party to this Agreement that is prohibited by this Section 17 or (ii) is shown to have been received by a party to this Agreement from a person or entity that is (A) related to the other party to this Agreement or (B) under a restriction against divulging Confidential Information. Each party to this Agreement will promptly notify the other party if it receives a subpoena or other legal process concerning the other party's Confidential Information and will cooperate at the sole cost and expense of the party seeking protection of Confidential Information in the reasonable efforts by such party to contest any such subpoena or other legal process; provided, however, that cooperation shall not include taking any action that unreasonably interferes with the operation of such party's business in the ordinary course.

18. SURVIVAL. Sections 10, 14, 16 and 17, and any other Sections that by their operative nature extend beyond the term of this Agreement shall survive any termination of this Agreement.

19. AGREEMENT CONDITIONED UPON CLOSING OF MERGER AGREEMENT. If the Merger Agreement is terminated pursuant to its terms, this Agreement shall automatically terminate as of the effective termination date of the Merger Agreement.

20. COMPLIANCE WITH LAWS AND RULES. Both parties agree to comply with all laws, regulations and the Rules (as defined in the Marketing Agreement). In the event that any laws, regulations or the Rules are modified such that some or all of the activities contemplated by this Agreement are prohibited, then the parties will negotiate in good faith to make any amendments to the Agreement or to enter into a new Agreement to provide the continued future cooperative relationship of BUYER and NCC on terms as similar as possible to those contemplated by this Agreement, provided that no party will be obligated to agree to any terms that are unreasonable or unduly burdensome to it.

21. ENTIRE AGREEMENT, BINDING EFFECT; GOVERNING LAW. This Agreement embodies the entire understanding and agreement of the parties with respect to the subject matter hereof. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer or shall be deemed to confer upon any persons or entities not parties to this Agreement any rights or remedies under or by reason of this Agreement. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio, without giving effect to any provision regarding conflicts of laws.

      IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement.

__________________________________          __________________________________
BANK OF AMERICA, N.A.                       NATIONAL CITY CORPORATION
"BUYER"                                     "NCC"

By:   /s/ Rose-Marie V. Stercay              By:  /s/ J. Armando Ramirez
   _______________________________             ________________________________
   Name:  Rose-Marie V. Stercay                Name:  J. Armando Ramirez
   Title: Senior Vice President                Title: Executive Vice President

Date: July 12, 2004                          Date: July 12, 2004


                            MASTER REFERRAL AGREEMENT

                              Signature Page 1 of 1

                                   Schedule 1
                          To Master Referral Agreement
           Between Bank of America, N.A. and National City Corporation
                               Dated July 12, 2004

      All Banks owned by NCC or in which NCC has a controlling interest as of the date of execution of the Master Referral Agreement by NCC and BUYER:

                     National City Bank of Southern Indiana

                          National City Bank of Indiana

                         National City Bank of Kentucky

                       National City Bank of Pennsylvania

                               National City Bank

                        National City Bank of the Midwest

                               The Provident Bank

                        The Madison Bank & Trust Company

                                   Schedule 3
                          To Master Referral Agreement
           Between Bank of America, N.A. and National City Corporation
                               Dated July 12, 2004

                 Agreement between The Provident Bank and Nova.

  Bank Merchant Referral and Servicing Agreement, dated August 28, 2002, by and among Allegiant Bank and RPSI, Inc. d/b/a Retriever Payment System and First
                       National Bank of Omaha, as amended

                                    Exhibit A
                          To Master Referral Agreement
           Between Bank of America, N.A. and National City Corporation
                               Dated July 12, 2004

                      MARKETING AND CASH ADVANCE AGREEMENT

THIS MARKETING AND CASH ADVANCE AGREEMENT (this "AGREEMENT") is made and entered into as of the 12th day of July, 2004 to be effective upon the earlier of the Effective Time (as defined in the Merger Agreement (as defined herein)) or the date hereof, by and between Bank of America, N.A., a national banking association with its principal office located at 100 North Tryon Street, Charlotte, North Carolina 28255 ("BUYER"), National City Bank _______________________, a national banking association with its principal office at _________________________________ ("NATIONAL CITY") and National City
Corporation, a Delaware corporation with its principal office located at 1900 East Ninth Street, Cleveland, Ohio 44114 ("NCC").

      WHEREAS, Bank of America Corporation, a Delaware corporation ("PARENT"), Monarch Acquisition, Inc. ("MONARCH"), an Ohio corporation and wholly owned indirect subsidiary of Parent, and National Processing, Inc., an Ohio corporation ("NPI"), have entered into an Agreement and Plan of Merger, dated July 12, 2004 (the "MERGER AGREEMENT"), pursuant to which Monarch is merging into NPI and NPI is becoming an indirect wholly owned subsidiary of Parent as further described therein; and

      WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the closing of the transactions set forth in the Merger Agreement; and

      WHEREAS, this Agreement is entered into pursuant to a certain Master Referral Agreement (the "MASTER REFERRAL AGREEMENT") between BUYER and NCC dated July 12, 2004; and

      WHEREAS, BUYER is a principal member of the MasterCard International, Inc. ("MASTERCARD") and VISA U.S.A., Inc. ("VISA") interchange systems (collectively or individually referred to as "INTERCHANGE SYSTEMS" or "INTERCHANGE SYSTEM") and NATIONAL CITY desires to become an Affiliate Member (as hereinafter defined) of the Interchange Systems; and

      WHEREAS, the purposes of this Agreement are (i) to set forth the terms and conditions governing NATIONAL CITY's participation in the Interchange Systems as an Affiliate Member, (ii) to allow NATIONAL CITY to make cash advances to MasterCard and VISA Cardholders (as hereinafter defined) and/or (iii) to allow NATIONAL CITY to act as a source for Merchant Agreements (as hereinafter defined) on behalf of BUYER (items (i), (ii) and (iii) collectively referred to as "AUTHORIZED ACTIVITIES"); and

      WHEREAS, except as otherwise provided in the Master Referral Agreement, or unless otherwise specifically agreed to in writing by BUYER and NATIONAL CITY, NATIONAL CITY shall encourage its customers to enter into Merchant Agreements or otherwise refer customers to BUYER on an exclusive basis.

      NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties herto agree as follows:

1. DEFINITIONS. For purposes of this Agreement, the terms defined in the recitals above shall have the meanings set forth therein and the following terms shall have the meanings set forth below:

      a) "AFFILIATE MEMBER" means a financial institution or other entity that participates, or proposes to participate, indirectly through an associate member or principal member in the card activities of the Interchange Systems.

      b) "BANK ACCOUNT" has the meaning given to such term in Section 5 of this Agreement.

      c) "BANKCARD" means a valid credit card or debit card issued by a member of either Interchange System and bearing its respective trade names, trademarks and/or trade symbols.

      d) "CARDHOLDER" means the person or entity whose name is embossed on the face of the Bankcard or any person or entity who is a duly authorized user of the Bankcard or the account established in connection with the Bankcard.

      e) "CASH ADVANCE" means a transaction between NATIONAL CITY and Cardholder in which a Cardholder obtains cash in person at NATIONAL CITY's facility.

      f) "CASH ADVANCE SLIP" means an electronic record of a Cash Advance that NATIONAL CITY presents to BUYER for processing through the Interchange Systems.

      g) "LARGE MERCHANT" means a Merchant (i) with greater than $50,000,000 Bankcard Transaction Sales Volume per year, (ii) with greater than 1,000,000 Bankcard transactions per year or (iii) with greater than $100,000,000 in net revenue for its total business.

      h) "MARKS" has the meaning given to such term in Section 9 of this Agreement.

      i) "MERCHANT" means any (i) customer referred to BUYER by NATIONAL CITY that has been accepted by BUYER under this Agreement and that has entered into a Merchant Agreement with BUYER, (ii) customer that is a party to a merchant agreement with NPC as of the Effective Time of the Merger Agreement, and (iii) customer deemed to be a NATIONAL CITY Merchant pursuant to Section 3(a) below.

      j) "MERCHANT AGREEMENT" means the written agreement entered into between BUYER and Merchant pertaining to the processing, clearing and settlement by BUYER of Merchant's Bankcard transactions through the Interchange Systems.

      k) "MERCHANT SERVICES" means the business of providing services to merchants and banks consisting of the authorization, processing and settlement of transactions initiated by customers of such merchants and banks through the use of charge cards.

      l) "NPC" means National Processing Company, LLC and it subsidiaries.

      m) "REFERRAL" means a customer, excluding any merchant of BUYER, (i) with whom NATIONAL CITY has had contact about accepting Bankcards at such customer's business locations, and (ii) who has expressed an interest in accepting Bankcards at such customer's business locations.

      n) "REFERRAL NOTICE" has the meaning set forth in Section 3(a) below.

      o) "REFERRAL NOTICE PERIOD" has the meaning set forth in Section 3(a) below.

      p) "RULES" means all bylaws, rules, operational regulations, procedures and guidelines promulgated by the Interchange Systems, and all other applicable rules, regulations and requirements of services, programs, providers, banks, institutions, organizations, associations and networks which govern or otherwise affect any services or systems provided by NATIONAL CITY, and all state and federal laws, rules and regulations which govern or otherwise affect the activities of NATIONAL CITY, as any or all the foregoing may be amended and in effect from time to time.

      q) "SHAREHOLDER AGREEMENT" means that certain Shareholders Agreement dated July 12, 2004 by and between Parent and NCC.

2.    OBLIGATIONS OF NATIONAL CITY.

      a) Referrals. NATIONAL CITY shall provide to BUYER the names of NATIONAL CITY's Referrals in writing, by telephone or fax, or via the Internet, directed to a person and/or address specified by BUYER. BUYER or its designated representatives shall perform follow-up marketing as to such Referrals by means of sales calls in an attempt to secure Merchant Agreements with such Referrals.

      b) Solicitations. NATIONAL CITY may solicit new customers who wish to accept Bankcards at such customer's business locations and attempt to secure Merchant Agreements with such new customers on behalf of BUYER by means of direct sales calls from NATIONAL CITY's own sales representatives.

      c) Marketing. NATIONAL CITY shall incorporate BUYER's merchant services program within NATIONAL CITY's marketing and promotional material available at NATIONAL CITY locations (e.g., small business services information "Take One" racks) and in special marketing events aimed at businesses and commercial customers (e.g., "sales blitzes").

      d) Incentives. NATIONAL CITY shall provide financial incentives to its retail employees to promote Referrals to BUYER. The financial incentives shall be in a manner consistent with or better than the normal incentives that are provided by NATIONAL CITY to its retail employees who promote merchant services customers as of the Effective Time of the Merger Agreement.

      e) Training. NATIONAL CITY shall provide sales representatives of BUYER access to NATIONAL CITY's retail employees, at mutually agreed-upon times at NATIONAL CITY's premises, to educate and train NATIONAL CITY's retail employees regarding BUYER's merchant services program.

3.    OBLIGATIONS OF BUYER.

      a) Accept Referrals. BUYER shall accept notice of Referrals from NATIONAL CITY in writing, by telephone or fax, or via the Internet, directed to a person and/or address specified by BUYER (a "REFERRAL NOTICE"). Once BUYER receives a Referral Notice from NATIONAL CITY, BUYER agrees to use reasonable efforts to refrain from soliciting Merchant Services business from such Referral for the fourteen (14) day period following BUYER's receipt of the Referral Notice (the "REFERRAL NOTICE PERIOD"). Notwithstanding the foregoing, in the event BUYER enters into an agreement for Merchant Services with a customer, and (i) such customer is later deemed to be a Referral, (ii) BUYER received a Referral Notice for such customer prior to BUYER's receipt of either an application for Merchant Services from such customer (due to solicitation of such customer from BUYER's employee) or an executed Merchant Agreement from such customer (due to solicitation of such customer from BUYER's employee), and (iii) the Merchant Agreement with such customer was fully executed during the Referral Notice Period, then such resulting Merchant Agreement and account for such customer will be considered a NATIONAL CITY Merchant for purposes of the payment of fees calculated based on Approved Applications and Bankcard Transaction Sales Volume. Notwithstanding the foregoing, BUYER has no duty to refrain from soliciting a Large Merchant and no resulting agreement or account between Large Merchant and BUYER will be considered a NATIONAL CITY Merchant for any purposes.

      b) Follow Up. BUYER shall utilize its sales resources to follow up on all Referrals from NATIONAL CITY within two (2) business days after receiving such a Referral Notice, with the intent of entering into Merchant Agreements with all qualified customers. In addition, BUYER shall use reasonable efforts to enter into Merchant Agreements with all qualified customers within the Referral Notice Period.

      c) Training. BUYER shall provide sales representatives, at mutually agreed-upon times at NATIONAL CITY's premises, to educate and train NATIONAL CITY's retail employees regarding BUYER's Merchant Services program.

      d) Marketing. As reasonably requested by NATIONAL CITY, BUYER shall provide sales representatives to participate in NATIONAL CITY's marketing promotions (e.g., "sales blitzes").

      e) Merchant Agreement. In accordance with the Rules, BUYER shall enter into Merchant Agreements with all Referrals who desire to do so and who meet BUYER's underwriting and pricing criteria. As between BUYER and NATIONAL CITY, BUYER shall assume all potential chargeback liability and other liability associated with each Merchant and Merchant Agreement; provided, however, on a "case-by-case" basis, NATIONAL CITY may agree to assume some or all such liability as an inducement to BUYER to enter into a Merchant Agreement with a Referral who fails to meet BUYER's underwriting criteria. Notwithstanding the foregoing, BUYER shall have the absolute right to refuse to enter into a Merchant Agreement with a Referral whose business falls within one of the industry types listed on
      Schedule 3(e) attached hereto (which BUYER may amend from time to time with notice to NATIONAL CITY) whether or not BUYER has previously entered into a Merchant Agreement with any customer whose business falls within one of the industry types listed on Schedule 3(e) provided that BUYER applies its right to refuse a Referral in a consistent manner throughout BUYER's Merchant Services business.

      f) Materials. BUYER shall provide NATIONAL CITY at all times sufficient quantities of materials reasonably required to refer customers to BUYER (e.g., merchant applications) and shall provide to Merchants all materials reasonably necessary for them to participate in BUYER's Merchant Services program (e.g., training guides and reference materials).

      g) Turnkey Solution. BUYER shall provide to Merchants all aspects of a turnkey Merchant Services solution (e.g., terminal support, transaction processing and settlement, customer service, activity reporting and chargeback processing).

      h) Lead Tracking. BUYER shall maintain and make accessible to NATIONAL CITY, via the Internet, a formal lead tracking mechanism to report on NATIONAL CITY's Referral activity and results thereof.

      i) Staffing. BUYER shall designate an "NCC Program Manager" as a ready point of contact for NATIONAL CITY to communicate with BUYER. BUYER shall provide a dedicated, adequately-staffed sales force assigned by BUYER to maximize the number of Referrals that enter into Merchant Agreements. The BUYER's sales coverage, i.e. the ability to generate Referrals and complete sales, shall be in a manner consistent with or better than that provided by NPC to NATIONAL CITY as of the Effective Time of the Merger Agreement.

      j) Service Quality. BUYER shall provide Merchant Services to Merchants in a manner and at a quality level consistent with or better than that provided to any other segment of BUYER's regional portfolio, but in no event at a quality level below that provided by NPC to approved merchants referred to NPC by subsidiary banks of NCC prior to the Effective Time of the Merger Agreement.

      k) Merchant Pricing. BUYER shall provide Merchant Services and equipment to Merchants, excluding Large Merchants, at pricing rates that are comparable to those offered to similar merchants by BUYER in similar industries, sizes and locations. BUYER agrees that it will not attempt to offer a Merchant, excluding Large Merchants, lower pricing than that which a Merchant receives under this Agreement.

      l) Functionality. BUYER shall assure that the functionality of Merchant Services and equipment made available to Merchants shall be equal to the best functionality made available by BUYER to any comparable merchant in any segment of BUYER's regional portfolio.

      m) Branding. To the extent permitted by the Rules, laws and regulations, BUYER shall brand all applications to be used by NATIONAL CITY in referring customers to BUYER, and all Merchant Agreements, equipment decals, Merchant statements and correspondence to Merchants as "National City Merchant Services," utilizing the "National City" name and logo as reasonably specified by NCC. BUYER shall provide a dedicated customer service line, for use by Merchants and NATIONAL CITY's retail employees, on which calls are answered as "National City Merchant Services." BUYER's representatives who call on Referrals shall present themselves as representing "National City Merchant Services."

      n) Confidentiality. BUYER shall maintain the confidentiality of the database of Referrals and Merchants within BUYER's Merchant Services division and shall refrain forever from using it for any purpose whatsoever except for providing Merchant Services. This provision shall survive termination of this Agreement. Notwithstanding the foregoing, BUYER may continue its solicitation of business in the normal course including but not limited to (i) accepting referrals from its affiliates who initiated contact with any Merchant, (ii) soliciting Merchants from lists developed by third parties and (iii) soliciting Merchants who are members of associations or organizations with which BUYER has a marketing agreement. BUYER has no duty to compare and delete names of prospective Merchants from affiliate referrals, lists compiled by third parties, association membership lists or organization membership lists on the basis that such prospective Merchant's name appears on the NATIONAL CITY database of Merchants.

4. FEES PAYABLE BY BUYER TO NATIONAL CITY. BUYER agrees to pay to NCC on behalf of NATIONAL CITY, and NATIONAL CITY agrees to accept payment from NCC in accordance with such terms and conditions as are specified on Exhibit B to the Master Referral Agreement, as the same may be amended from time to time. BUYER shall provide to NCC on a monthly basis in writing, or via electronic communication with confirmation of return receipt, on behalf of NATIONAL CITY, supporting documentation by which NCC may distribute such amounts or fees to NATIONAL CITY. NCC agrees to pay NATIONAL CITY the amount required to be paid based upon the Information (as defined in the Master Referral Agreement) provided by BUYER. NATIONAL CITY agrees to accept NCC's payment as payment in full of any monies owed by BUYER to NATIONAL CITY. In the event NATIONAL CITY believes NCC's payments are erroneous and such amounts do not reflect the amount paid by BUYER to NCC on behalf of NATIONAL CITY, NATIONAL CITY agrees that its sole recourse is against NCC.

5. BANK ACCOUNT. NATIONAL CITY shall establish and maintain during the term of this Agreement a demand deposit account ("BANK ACCOUNT") with any bank (including

      NATIONAL CITY) that is a direct or indirect participant in the Federal Reserve Automated Clearing House system. NATIONAL CITY shall be solely liable for all fees and costs associated with the Bank Account and for all overdrafts, regardless of cause. In the event NATIONAL CITY wishes to change the Bank Account in any way, NATIONAL CITY shall first notify BUYER of such change. NATIONAL CITY shall not close, restrict, deny access to or change the Bank Account in any way without the prior written approval of BUYER. NATIONAL CITY hereby authorizes BUYER (i) to collect any amount payable by NATIONAL CITY to BUYER under this Agreement by making an appropriate debit to the Bank Account, (ii) to pay any amount payable to NATIONAL CITY under this Agreement by making an appropriate credit to the Bank Account and (iii) to make entries to the Bank Account for adjustments to any of the foregoing. NATIONAL CITY hereby appoints BUYER as NATIONAL CITY's agent and attorney-in-fact to take such action on its behalf, or in turn authorize others to take such action on its behalf, as shall be necessary for purposes of establishment and execution of the process to cause debit and credit entries to the Bank Account in accordance with the terms of this Agreement, including any reversal or adjustments to original entries made to the Bank Account. NATIONAL CITY shall strive to maintain a credit balance in the Bank Account in an amount sufficient to cover chargebacks from Cash Advances and under Merchant Agreements as to which NATIONAL CITY has specifically assumed liability for losses and any fees or other amounts due to BUYER by NATIONAL CITY under the terms of this Agreement. If at any time funds in the Bank Account are not sufficient to cover the chargebacks, adjustment, fees and other amounts due from NATIONAL CITY hereunder, NATIONAL CITY shall promptly pay BUYER any and all such sums upon request.

6.    CASH ADVANCES.

      a) Compliance with Rules. NATIONAL CITY hereby acknowledges receipt and understanding of the Rules and shall fully comply with all applicable Rules when making a Cash Advance.

      b) Transmission of Cash Advances. NATIONAL CITY shall electronically transmit each Cash Advance Slip to BUYER not later than the bank business day following the date of such Cash Advance.

      c) Acceptance and Payment. BUYER shall accept all Cash Advance Slips that comply with the terms of this Agreement and the Rules. BUYER shall pay NATIONAL CITY, or cause NATIONAL CITY to be paid, the total face amount of each Cash Advance Slip properly received by BUYER. NATIONAL CITY understands and agrees that the acceptance of a Cash Advance Slip by BUYER and the making of an appropriate credit to the Bank Account shall constitute full payment to NATIONAL CITY for such Cash Advance. After such an appropriate credit to the Bank Account is made, NATIONAL CITY shall not make any claim against or receive payment from any person with respect to the same Cash Advance, except for that amount of any chargeback related to such Cash Advance for which NATIONAL CITY is liable under this Agreement and has repaid BUYER.

      d) Obligations of BUYER. BUYER shall be responsible for all processing and accounting functions relating to the clearing and settlement of Cash Advances.

      e) BUYER Compensation. BUYER shall not charge NATIONAL CITY for Cash Advance transactions; however, BUYER shall retain all interchange income generated from Cash Advances originated by NATIONAL CITY.

7. ADJUSTMENTS. All debits and credits covered by this Agreement shall be subject to audit and final checking by BUYER, and adjustments may be made for any inaccuracies discovered.

8. BOOKS AND RECORDS. NATIONAL CITY shall preserve its records of each Cash Advance made by NATIONAL CITY for a period of at least three (3) years from the date of such Cash Advance. Representatives of BUYER may, during normal business hours and upon reasonable notice, examine and make copies of such records during such three-year period.

9. PROMOTIONAL MATERIALS. All use of promotional materials, trade names, trademarks, service marks and logo types associated with the Interchange Systems ("MARKS") shall be governed in accordance with regulations relating to NATIONAL CITY's participation as an Affiliate Member of the Interchange Systems. NATIONAL CITY acknowledges and agrees that MasterCard and VISA are the owners of their respective Marks and that no right, title or interest in such Marks is being conveyed to NATIONAL CITY.

10.   LIABILITY.

      a) NATIONAL CITY assumes all liability for chargebacks that are incurred in connection with Cash Advances made by NATIONAL CITY.

      b) NATIONAL CITY assumes no liability for chargebacks or other losses which occur under Merchant Agreements approved by BUYER; provided, however, that NATIONAL CITY assumes all liability for chargebacks and losses (i) that were caused by the gross negligence or willful misconduct of NATIONAL CITY, its agents, officers, directors, employees, or affiliates or (ii) to the extent to which NATIONAL CITY has assumed in writing full or partial liability for approval of the Merchant account related to such chargebacks or losses.

11. NATIONAL CITY COOPERATION WITH MERCHANT COLLECTION. In the event BUYER seeks to collect amounts due BUYER from a Merchant, NATIONAL CITY agrees to cooperate with BUYER to the extent such cooperation is permitted by applicable law, the Rules, NATIONAL CITY's contractual relationship with the Merchant and any written policies of NATIONAL CITY and provided that such cooperation will not unduly interfere with the ordinary course operation of the business of NATIONAL CITY.

12. TERM AND TERMINATION. The term of this Agreement shall commence as set forth in the Preamble above and be coterminous with the Master Referral Agreement.

13.   RELATIONSHIP OF THE PARTIES.

      a) This Agreement does not create a principal and agent relationship between the parties hereto and neither party to this Agreement shall be considered to be the agent or legal representative of the other. NATIONAL CITY is not authorized to make any warranty or representation on behalf of BUYER except as specifically authorized by this Agreement. It is expressly understood that NATIONAL CITY and BUYER are in all respects independent parties to this Agreement. NATIONAL CITY agrees that it will not represent to any person that it is the agent of BUYER.

      b) NATIONAL CITY acknowledges that, as between NATIONAL CITY and BUYER, BUYER owns the relationships with the Merchants with respect to the services provided under each Merchant Agreement.

14.   ADDITIONAL TERMS.

      a) Sponsorship. BUYER shall sponsor NATIONAL CITY for membership in MasterCard and VISA in a membership category that permits NATIONAL CITY to perform the Authorized Activities. NATIONAL CITY shall be solely responsible for all dues, assessments, costs, expenses, fees and fines associated with its membership as an Affiliate Member or termination of its membership as an Affiliate Member in MasterCard and VISA and shall reimburse BUYER for any such charges paid by BUYER in connection with such membership.

      b) Compliance with Rules. NATIONAL CITY shall fully comply with all applicable Rules. If there is any inconsistency between the Rules and the terms of this Agreement, the Rules shall control. This Agreement shall be deemed to be automatically amended to reflect any change in any applicable Rule.

      c) Compliance with 12 Code of Federal Regulations (CFR) Part 40. The parties hereto agree that they shall not disclose or use any "nonpublic personal information", as defined by 12 CFR 40.3(n)(1), which any party has provided to any other party, other than to carry out the purposes for which the information was disclosed, including use under an exception in 12 CFR 40.14 or 40.15 in the ordinary course of business to carry out those purposes.

      d) Information Security. The parties hereto agree to maintain appropriate security measures to safeguard "nonpublic personal information," in accordance with the Information Security Regulations, as defined by 12 CFR 30, including but not limited to the following: (i) access controls on nonpublic personal information systems, including controls to authenticate and permit access only to authorized individuals and controls to prevent employees from providing nonpublic personal information to unauthorized individuals who may seek to obtain this information through fraudulent means; (ii) access restrictions at physical locations containing nonpublic personal information, such as buildings, computer facilities, and records storage facilities to permit access only to authorized individuals; (iii) encryption of electronic nonpublic personal information, including while in transit or in storage on networks or systems to which unauthorized individuals may have access; (iv) procedures designed to ensure that nonpublic personal information system modifications are consistent with the information security measures; (v) dual control procedures, segregation of duties, and employee background checks for employees with responsibilities for or access to nonpublic personal information; (vi) monitoring systems and procedures to detect actual and attempted attacks on or intrusions into nonpublic personal information systems; (vii) response programs that specify actions to be taken when the parties detect unauthorized access to nonpublic personal information systems, including immediate reports to the parties hereto; (viii) measures to protect against destruction, loss or damage of nonpublic personal information due to potential environmental hazards, such as fire and water damage or technological failures; (ix) training staff to implement the information security measures; (x) regular testing of key controls, systems and procedures of the information security measures by independent third parties or staff independent of those that develop or maintain the security measures; and (xi) reporting of the results of its audits, summaries of test results, and other evaluations of information security systems and procedures.

15. AMENDMENTS. No provision of this Agreement may be amended, modified or waived except by a written agreement signed by BUYER and NATIONAL CITY.

16. WAIVER. No term or provision of this Agreement shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other party, whether express or implied, shall not constitute a consent to, waiver of or excuse for any different or subsequent breach.

17. ASSIGNMENT. Neither party may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, BUYER may assign this Agreement to a parent, subsidiary or other affiliate without the consent of NATIONAL CITY and NATIONAL CITY, subject to the provisions of Section 1 of the Master Referral Agreement, may assign this Agreement to a parent, subsidiary or other affiliate without the consent of BUYER. Any assignment in violation of this Section 17 shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

18.   INDEMNIFICATION AND REIMBURSEMENT.

      a) Indemnification by NATIONAL CITY. NATIONAL CITY shall indemnify, defend and hold harmless BUYER and its officers, directors, employees and permitted assigns from and against any loss, liability, action, proceeding, damage, fine, penalty or expense (including administrative costs and expenses, attorneys' fees and costs of defense) suffered or incurred by any of them as a result of (i) any action or inaction taken by NATIONAL CITY in breach of this Agreement, (ii) any warranty or representation made by NATIONAL CITY to BUYER being false or misleading,
      (iii) any representation or warranty made by NATIONAL CITY to any third person other than as specifically authorized by this Agreement or (iv) any failure by NATIONAL CITY to comply with the

      Rules or any applicable rules, regulations, orders or requirements of any regulatory authority.

      b) Indemnification by BUYER. BUYER shall indemnify, defend and hold harmless NATIONAL CITY and its officers, directors, employees and permitted assigns from and against any loss, liability, action, proceeding, damage, fine, penalty or expense (including administrative costs and expenses, attorneys' fees and costs of defense) suffered or incurred by any of them as a result of (i) any action or inaction taken by BUYER in breach of this Agreement, (ii) any warranty or representation made by BUYER to NATIONAL CITY being false or misleading, (iii) any representation or warranty made by BUYER to any third person other than as specifically authorized by this Agreement or (iv) any failure by BUYER to comply with the Rules or any applicable rules, regulations, orders or requirements of any regulatory authority.

19. NOTICES. Except as otherwise provided in this Agreement, any notice or other communication hereunder must be given in writing and either (a) delivered in person or by courier service, (b) transmitted by facsimile, provided, that any notice so given is also sent for delivery as provided in clause (a), or mailed as provided in clause (c), or (c) mailed by certified or registered mail, postage prepaid, as follows:

      If to BUYER, to:

             Bank of America, N.A.
             100 North Tryon Street
             NC1-007-20-01
             Charlotte, North Carolina 28255
             Telecopy No.: (704) 386-0181
             Attention: General Counsel

      with a copy to:

             Bank of America
             555 California Street, 8th Floor
             CA5-705-08-01
             San Francisco, California 94137
             Telecopy No.: (415) 622-8179
             Attention: Meg Troughton, Assistant General Counsel

      with a copy (which shall not constitute notice) to:

             Helms Mulliss & Wicker, PLLC
             201 North Tryon Street
             Charlotte, North Carolina 28202
             Telecopy No.: (704) 343-2300
             Attention: Boyd C. Campbell

      If to NCC:

             National City Corporation
             1900 East Ninth Street
             Cleveland, Ohio 44114
             Telecopy No.: (216) 222-2336
             Attention: General Counsel

      with a copy (which shall not constitute notice) to:

             Jones Day
             North Point
             901 Lakeside Avenue
             Cleveland, Ohio 44114
             Telecopy No.: (216) 579-0212
             Attention: Lyle G. Ganske

      If to NATIONAL CITY:
            _______________________________
            _______________________________
            _______________________________
             Telecopy No.:_________________
             Attention:____________________

      with a copy (which shall not constitute notice) to:
            _______________________________
            _______________________________
            _______________________________
             Telecopy No.:_________________
             Attention:____________________

      or to such other address or to such other person as any party shall have last designated by such written notice to the other parties. Each such notice or other communication shall be effective (i) if given by facsimile, when transmitted to the applicable number so specified in this
      Section 19 and oral confirmation of its receipt is received, or (ii) if given by any other means, when actually received at such address.

20. SEVERABILITY. The invalidity of any Section or subsection hereof shall not affect the validity of any other Section or subsection hereof.

21. DISPUTES. Any disputes arising under this Agreement shall be elevated by both parties to at least a level of Senior Vice President before a party resorts to litigation.

22. ARBITRATION AND WAIVER OF JURY TRIAL. In the event any dispute is not resolved in accordance pursuant to Section 21 above, any claim or controversy ("CLAIM") between the parties, whether arising in contract or tort or by statute including, but not limited to, Claims resulting from or relating to this Agreement shall, upon the request of either party, be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, US Code). Arbitration proceedings will be conducted in accordance with the applicable rules for the arbitration of disputes of JAMS or any successor thereof. The arbitration will be conducted in Cleveland, Ohio or Louisville, Kentucky. The arbitration hearing will commence within 90 days of the demand for arbitration and close within 90 days of commencement, and any award, which may include legal fees, shall be issued (with a brief written statement of the reasons therefore) within 30 days of the close of the hearing. Any dispute concerning whether a Claim is arbitrable or barred by the statute of limitations will be determination by the arbitrator. This arbitration provision is not intended to limit the right of any party to exercise self-help remedies, to seek and obtain interim or provisional relief of any kind or to initiate judicial or non-judicial foreclosure against any real or personal property collateral. By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim. Furthermore, if for any reason a Claim is not arbitrated, the parties irrevocably and voluntarily agree to waive any right to a trial by jury in respect of such Claim.

23. COUNTERPARTS. This Agreement may be executed by BUYER and NATIONAL CITY in one or more counterparts, and each of which when so executed shall be an original but all such counterparts shall constitute one and the same instrument.

24. PUBLICITY. BUYER and NATIONAL CITY each shall consult with the other and will not, without obtaining the prior written consent of the other, issue any press releases relating to this Agreement or the transactions contemplated by this Agreement.

25. CONFIDENTIAL INFORMATION. Each party will treat as strictly confidential the terms of this Agreement and all information concerning the other party's marketing plans, marketing data, pricing and related material with the party received in connection with this Agreement (collectively, the "CONFIDENTIAL INFORMATION"). Each party will ensure that any agent whom such party employs or retains to work with Confidential Information will adhere to this restriction of non-disclosure. Notwithstanding the foregoing, Confidential Information does not include any information that
      (i) has become generally available in the public domain other than through a disclosure by a party to this Agreement that is prohibited by this
      Section 25 or (ii) is shown to have been received by a party to this Agreement from a person or entity that is (A) related to the other party to this Agreement or (B) under a restriction against divulging Confidential Information. Each party to this Agreement will promptly notify the other party if it receives a subpoena or other legal process concerning the other party's Confidential Information and will cooperate at the sole cost and expense of the party seeking protection of Confidential Information in the reasonable efforts by such party to contest any such subpoena or other legal process; provided, however, that cooperation shall not include taking any action that unreasonably interferes with the operation of such party's business in the ordinary course.

26. SURVIVAL. Sections 3(n), 8, 10, 11, 18, 22, 24 and 25 and any other Sections that by their operative nature extend beyond the term of this Agreement shall survive any termination of this Agreement.

27. AGREEMENT CONDITIONED UPON CLOSING OF MERGER AGREEMENT. If the Merger Agreement is terminated pursuant to its terms, this Agreement shall automatically terminate as of the effective termination date of the Merger Agreement.

28. COMPLIANCE WITH LAWS AND RULES. All parties agree to comply with all laws, regulations and the Rules. In the event that any laws, regulations or the Rules are modified such that some or all of the activities contemplated by this Agreement are prohibited, then the parties will negotiate in good faith to make any amendments to the Agreement or to enter into a new Agreement to provide the continued future cooperative relationship of BUYER, NCC and NATIONAL CITY on terms as similar as possible to those contemplated by this Agreement, provided that no party will be obligated to agree to any terms that are unreasonable or unduly burdensome to it.

29. ENTIRE AGREEMENT, BINDING EFFECT; GOVERNING LAW. This Agreement embodies the entire understanding and agreement of the parties with respect to the subject matter hereof. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer or shall be deemed to confer upon any persons or entities not parties to this Agreement any rights or remedies under or by reason of this Agreement. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio, without giving effect to any provision regarding conflicts of laws. In the event of any conflict between the terms of this Agreement, including any exhibits or schedules attached hereto, and Section 9 of the Shareholders Agreement, the provisions of Section 9 of the Shareholders Agreement shall control.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement.

__________________________________
BANK OF AMERICA, N.A.
"BUYER"

By:_______________________________

Name:_____________________________

Title:____________________________

Date:_____________________________

NATIONAL CITY ____________________
"NATIONAL CITY"

By:_______________________________

Name:_____________________________

Title:____________________________

Date:_____________________________

NATIONAL CITY CORPORATION
"NCC"

By:_______________________________

Name:_____________________________

Title:____________________________

Date:_____________________________

                      MARKETING AND CASH ADVANCE AGREEMENT

                              Signature Page 1 of 1

                                  Schedule 3(e)
                     To Marketing and Cash Advance Agreement
                      Between BUYER, NCC and NATIONAL CITY

Category C-New Definition  Bulletin 3-2002

High Risk

         Adult entertainment
         Auction or subscription services
         Bail and bond payment agencies
         Cash advances or scrip issuing agencies
         Collection agencies
         Consulting services
         Coupon book or prepaid telephone cards sales or service Door-to-door sales
         Furniture stores in business for less than two years
         Infomercials
         Introduction, dating, and escort services
         Investment services
         Mail/telephone order, e-commerce businesses selling:
                  Vitamins, nutritional supplements, diet programs Water purification
                  Computer hardware and software
                  Personal counseling or horoscopes
                  Medical equipment
                  Electronics
                  Sporting equipment
                  Pharmacy
         Multi-level marketing
         Telemarketing
         Travel agencies
         Airlines and cruise lines
         Elective medical services
         Insurance sales or brokers

Ineligible Merchants. These can be placed into Category C on a case by case basis.

         Business trusts
         Any applicant who provides false or misleading application information Any merchant or site that provides Internet gambling or is linked to such activities
         Any business that accepts credit cards at locations outside of the United States and its territories (except airlines and cruise lines) Any business specifically excluded by Visa(R) USA or MasterCard(R) International rules and regulations

                                    Exhibit B
                          To Master Referral Agreement
           Between Bank of America, N.A. and National City Corporation
                               Dated July 12, 2004

1. REFERRAL INCENTIVE FEE. BUYER shall pay to NCC the Referral Incentive Fee on or before the 20th calendar day of each month based upon the number of Approved Applications for the preceding calendar month. The "REFERRAL INCENTIVE FEE" is the fee generated each month per Approved Application as more fully described below. "APPROVED APPLICATION" is defined as a Merchant Agreement executed between a Merchant and BUYER. NCC agrees to pay each Bank its appropriate share, as determined solely by NCC, of the Referral Incentive Fee based on the Information provided by BUYER. "INFORMATION" is defined as each Bank's monthly Bankcard Transaction Sales Volume and each Bank's monthly number of Approved Applications. BUYER will provide each Bank's Information to NCC on a monthly basis before the 20th calendar day of each month.

      The Referral Incentive Fee will be paid according to the tiers set forth below and is not cumulative. By way of example, in the event the Banks' aggregate Approved Applications for a calendar month is 800, the amount of the Referral Incentive Fee will be $19,500 and paid by BUYER to NCC on the 20th day of the subsequent calendar month.

NUMBER OF APPROVED APPLICATIONS EACH     MONTHLY REFERRAL INCENTIVE FEE PER
           CALENDAR MONTH                        APPROVED APPLICATION
           --------------                        --------------------
            The first 450                                $ 0
            The next 300                                 $55
            The next 250                                 $60
            The next 250                                 $65
            The next 250                                 $70
            The next 250                                 $75
            The next 250                                 $80
            Any additional                               $85

2. STANDARD SPREAD AND REDUCED SPREAD. BUYER shall pay to NCC the Standard Spread or the Reduced Spread on or before the 20th calendar day of each month. "STANDARD SPREAD" is defined as the fee BUYER will pay to NCC, as more fully described below, which is equal to the percentage of the Spread when NCC reaches or exceeds the Minimum Threshold for different Bankcard Transaction Sales Volume. "SPREAD" means the total recurring fees received from a Merchant, including, but not limited to, additional card transaction processing fees, EBT processing fees, electronic check processing fees and prepaid card processing fees, but excluding interchange, equipment fees, assessments and any other non-recurring fees. For each month, the "MINIMUM THRESHOLD" will be deemed to have been met if (i) there are 400 Approved Applications in such calendar month from Banks that are subject to a Marketing Agreement, and (ii) the average of Approved Applications in the immediately preceding four-months is equal to or greater than 450. For purposes of subsection (ii) of the definition of Minimum Threshold, during the first four (4) months following the Effective Time, Approved Applications shall include any Merchant Agreement referred by NCC and executed between a Merchant and National Processing Company, LLC or any of its subsidiaries during the immediately preceding four (4) month period including any applicable months prior to the Effective Time. "REDUCED SPREAD" is defined as the fee BUYER will pay to NCC, as more fully described below, which is equal to the percentage of the Spread, as set forth below, when NCC does not meet the Minimum Threshold for different Bankcard Transaction Sales Volume. The Standard Spread and the Reduced Spread are mutually exclusive, not cumulative and are paid according to the tiers set forth below.

BUYER will pay to NCC either a Standard Spread or a Reduced Spread calculated using the aggregate Bankcard Transaction Sales Volume of Merchants referred by all Banks to BUYER during the immediately preceding twelve-month period. Notwithstanding the foregoing, for Banks that enter into this Marketing Agreement as of the Effective Time or during the twelve (12) month period following the Effective Time, the calculation during the first twelve (12) months of this Agreement will use the aggregate number of Bankcard Transaction Sales Volume of merchants referred by all Banks to National Processing Company, LLC and any of its subsidiaries during the preceding twelve (12) months prior to the Effective Time. NCC agrees to pay each Bank its appropriate share, as determined solely by NCC, of the Standard Spread or Reduced Spread, as applicable, based on the Information provided by BUYER. BUYER will provide each Bank's Bankcard Transaction Sales Volume to NCC on a monthly basis before the 20th calendar day of each month.

"BANKCARD TRANSACTION SALES VOLUME" means the dollar amount of Bankcard Sales Records less returns, refunds or exchanges that are received from Merchants and processed by BUYER during a calendar month.

"BANKCARD SALES RECORDS" means all documents used to evidence the sale of goods or services or both through the use of Bankcards.

"BANKCARD" means a valid credit card or debit card issued by a member of either Interchange System (as such term is defined in the Marketing Agreement) and bearing its respective trade names, trademarks and/or trade symbols.

                        Bankcard Transaction Sales Volume in Billions
Greater than               Less than or =             Standard Spread            Reduced Spread
    $  0                        $2.5                   10% of Spread             8.0% of Spread
    $2.5                        $4.0                   12% of Spread             9.6% of Spread
    $4.0                          +                    15% of Spread             12.0% of Spread

3. TERMINATION FEE. NCC shall pay BUYER the applicable "TERMINATION FEE" set forth below in accordance with the terms of the Agreement. "YEAR" is defined as the twelve consecutive month period beginning at the Effective Time of this Agreement.

Year 1                  $200 Million
Year 2                  $160 Million
Year 3                  $140 Million
Year 4                  $115 Million
Year 5                  $110 Million
Year 6                  $100 Million
Year 7                  $ 80 Million
Year 8                  $ 60 Million
Year 9                  $ 40 Million
Year 10                 $ 20 Million

4. The Standard Spread and Reduced Spread shall be payable on the entire portfolio of all Merchants (as defined in the Marketing Agreement) referred pursuant to each Marketing Agreement for so long as any such Merchant continues to process merchant sales through BUYER.

5. On a case-by-case basis, BUYER and any Bank, with NCC's prior written approval, a copy of which shall be provided to BUYER, may negotiate a lower Standard Spread for a Merchant in order to obtain a lower processing fee for a particular Merchant.

6. During the fifth (5th) Year of the initial term of this Agreement, BUYER or NCC may initiate a benchmarking review (a "BENCHMARKING REVIEW") of the competitiveness of the Referral Incentive Fee, the Standard Spread and the Reduced Spread to determine what changes, if any, are necessary to continue or to restore the competitiveness of such fees. Such Benchmarking Review will cover all aspects of such fees, including, but not limited to, such topics as volume, minimums, services, regions and types of merchants. A senior manager from each of BUYER and NCC shall design and oversee the Benchmarking Review and, if they are unable to agree upon the fees to continue or to restore such competitiveness by the end of the sixth (6th) month of the fifth (5th) Year of the term of this Agreement, they shall (i) select an independent consultant who is an expert in credit card processing to perform the Benchmarking Review, (ii) agree on specific instructions to be provided to such consultant, (iii) provide the consultant with a list of established providers of credit card transaction processing services that represent appropriate points of comparison with the services provided by BUYER under this Agreement, and (iv) determine the estimated maximum cost of the Benchmarking Review. BUYER and NCC shall each pay fifty percent (50%) of the third-party costs of the Benchmarking Review (including without limitation, the fees and expenses of the consultant). Upon acceptance of the findings of the Benchmarking Review by the senior manager of each of BUYER and NCC, the findings of the Benchmarking Review shall be applied prospectively to the remainder of the term of the Agreement. If the senior managers of each of BUYER and NCC fail to agree upon the findings of the Benchmarking Review, such dispute will be resolved as provided in Section 14 of the Agreement.

7. If NCC disputes the accuracy of the Information provided by BUYER to NCC, the parties will follow the dispute resolution procedure set forth in Section 13 of the Agreement.

                                       -3-